Exhibit 10.1

FIRST AMENDMENT
TO
LIGNITE SALES AGREEMENT

THIS FIRST AMENDMENT TO LIGNITE SALES AGREEMENT (“Amendment”) is made and entered into as of the 30th day of January, 2014, among COYOTE CREEK MINING COMPANY, L.L.C., a Nevada limited liability company (“Seller”), and OTTER TAIL POWER COMPANY, a Minnesota corporation (“Otter Tail”), NORTHERN MUNICIPAL POWER AGENCY, a political subdivision and municipal corporation of the State of Minnesota (“Northern Municipal”), MONTANA-DAKOTA UTILITIES CO., a division of MDU Resources Group, Inc., a Delaware corporation (“Montana-Dakota”), and NORTHWESTERN CORPORATION, a Delaware corporation doing business as NorthWestern Energy (“NorthWestern” and, together with Otter Tail, Northern Municipal and Montana-Dakota, the “Utilities” and collectively, “Buyer”).

RECITALS:

WHEREAS, Seller and Buyer are parties to the Lignite Sales Agreement dated as of October 10, 2012 (the “Lignite Sales Agreement”); and

WHEREAS, Seller and Buyer desire to amend the Lignite Sales Agreement as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements of the Parties as herein set forth, the Parties hereby agree as follows:

1.    All capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lignite Sales Agreement unless such terms are otherwise defined herein.

2.    Section 1 of the Lignite Sales Agreement is hereby amended to include the following terms:

“Capital Asset Class” shall have the meaning set forth in Section 6.1.

“Fixed Capital Asset SPV” shall have the meaning set forth in Section 6.2.3.

“Fixed Capital Assets” shall mean all non-mobile machinery and equipment, fixtures, fee lands upon which fixtures are located, roads, ponds, electric utility lines, water and gas pipelines and easements for all such lines and pipelines located at the South Beulah Area of Interest and used at, or for the development of, the Mine.

“Transferor” shall have the meaning set forth in Section 16.3.2.

3.    The following terms in Section 1 of the Lignite Sales Agreement are hereby amended to read as follows:

“Capital Assets” shall have the meaning set forth in Section 6.1.

“Dragline” shall mean the electric walking dragline(s) used at the Mine.

“Rolling Stock” shall mean all mobile machinery and equipment used at the Mine, including without limitation dozers, scrapers, fuel and service trucks, shovels, haul trucks and loading equipment.

4.    Section 6 of the Lignite Sales Agreement is hereby amended to read in its entirety as follows:

Section 6.    Financial Arrangements

6.1    Seller Responsible for Mine Financial Arrangements

Seller shall be responsible throughout the Term, for securing loans, leases, extensions of credit and other financial arrangements (“Seller's Loans and Leases”) for Working Capital and capital assets including, without limitation (i) the Rolling Stock, (ii) the Dragline and (iii) the Fixed Capital Assets (the Rolling Stock, the Dragline and the Fixed Capital Assets each being a “Capital Asset Class”, and all such Capital Asset Classes collectively, the “Capital Assets”) necessary for, but not limited to, the design, development, permitting, construction, equipping, start-up, operation, maintenance and reclamation of the Mine to the capacity required for producing the quantities of lignite to be purchased from Seller under this Agreement. Seller shall use reasonable best efforts to obtain the lowest cost Seller's Loans and Leases that are available to Seller, and to include in the Seller's Loans and Leases a lessee right to buyout or terminate prior to the end of the term of Seller's Loans and Leases. Seller shall use its reasonable best efforts to structure the payment terms of Seller Loan and Lease Principal Obligations under the Seller's Loans and Leases used to fund the original purchase of Capital Assets to correspond approximately with the depreciation or amortization expensed during the estimated useful life of Capital Assets. Seller's obligations under this Section 6.1 shall terminate with respect to any Capital Asset Class(es) purchased by Buyer pursuant to Section 6.2. For the avoidance of doubt, Seller's or Seller's Affiliate's acquisition and financing costs related to its Marion 8400 walking dragline, from its date of acquisition on May 21, 2012 (the “Pre LSA Dragline Costs”), shall be deemed a Seller Loan and Lease.

6.2    Buyer's Right to Replace Seller's Loans and Leases

6.2.1    At any time, Buyer shall have the right to acquire individually, or in the aggregate, the Capital Asset Classes, and obtain alternative arrangements to replace

Seller's Loans and Leases related to any acquired Capital Asset Class. For the avoidance of doubt, Buyer’s right under this Section 6.2 extends to all, but not less than all, Capital Asset items in a Capital Asset Class.

6.2.2    In order to exercise such right, Buyer shall give notice to Seller of Buyer's election to acquire the Capital Asset Class(es), specify which Capital Asset Class(es) will be acquired and pay to Seller the Net Book Value of such Capital Asset Class(es). Seller shall use any necessary portion of such Buyer payment (including up to, but not exceeding, the full amount thereof) to discharge Seller's Loan and Lease Principal Obligations and Seller's Loan and Lease Obligations applicable to the acquired Capital Asset Class(es). If any amount of Seller's Loan and Lease Principal Obligations or Seller's Loan and Lease Obligations (other than with respect to Working Capital) remain after such payment by Seller, then Buyer shall directly pay to the lender the remaining Seller's Loan and Lease Principal Obligations applicable to the acquired Capital Asset Class(es), and shall reimburse to Seller promptly (after receiving proof of payment by Seller) all remaining Seller's Loan and Lease Obligations (other than with respect to Working Capital) arising as a result of such acquisition. The Parties agree to execute and deliver such documents and instruments as may be reasonably necessary or appropriate to vest in Buyer Seller's title to the acquired Capital Asset Class(es), to release and hold harmless Seller and any of Seller's Affiliates from all liability relating to all Seller's Loan and Lease Principal Obligations applicable to such acquired Capital Asset Class(es) and to ensure Seller's reimbursement for Seller's Loan and Lease Obligations applicable to such acquired Capital Asset Class(es). In the event Buyer so acquires the Capital Asset Class(es), Buyer shall provide Seller and its Affiliates with access to and use of the Capital Asset Class(es) acquired by Buyer as reasonably necessary for Seller to perform its obligations under this Agreement and, at Seller's request, Buyer shall execute and deliver licenses or other agreements containing terms and conditions mutually acceptable to Buyer and Seller confirming such Seller right of access and use.

6.2.3    If Buyer exercises its right to acquire the Fixed Capital Assets either separately, or together with the Dragline and/or the Rolling Stock, pursuant to this Section 6.2, Seller shall have the right to contribute the Capital Asset Class(es) to be acquired by Buyer to a wholly-owned subsidiary of Seller or NACoal (the “Fixed Capital Asset SPV”) and cause Buyer to acquire the equity of the Fixed Capital Asset SPV pursuant to the terms and conditions of a purchase and sale agreement for the equity interests of the Fixed Capital Asset SPV for a purchase price equal to the Net Book Value of the Capital Asset Class(es) contributed to the Fixed Capital Asset SPV and on other terms to be agreed by the Parties. Any such purchase and sale agreement shall include an indemnity by Seller, guaranteed by NACoal, to Buyer for any liabilities of the Fixed Capital Asset SPV that are unrelated to the Fixed Capital Assets and pre-date Buyer’s acquisition of the equity interests of the Fixed Capital Asset SPV. Any acquisition by Buyer of the Rolling Stock and/or the Dragline separately from the Fixed Capital Assets shall be structured as an asset purchase transaction.

6.2.4    If Buyer exercises its right under this Section 6.2 to purchase one or more Capital Asset Class(es), the purchase and sale agreement shall include amendments to this Agreement referred to in Section 22.13 to reflect that such Capital Asset Class(es) are no longer owned by Seller, and that Buyer thereafter has the responsibilities in respect of Capital Assets set forth in the first sentence of Section 6.1.

5.    Section 16.3.2 of the Lignite Sales Agreement is hereby amended to read in its entirety as follows:

16.3.2    In the event that a termination of this Agreement referred to in Section 16.3.1 occurs on or after January 1, 2024, Buyer's obligations under Section 16.3.1 shall be conditioned on NACoal simultaneously purchasing from Seller, or, if Buyer has exercised its right under Section 6.2 to purchase the Dragline and/or the Rolling Stock, from Buyer:

(a)
all of the right, title and interest of Seller or Buyer, as the case may be each, a “Transferor”), in the Dragline pursuant to the terms and conditions of a purchase and sale agreement for an amount equal to the then Net Book Value of the Dragline; and

(b)
all of Transferor's right, title and interest in the Rolling Stock pursuant to the terms and conditions of a purchase and sale agreement for an amount equal to the then Net Book Value of the Rolling Stock. If Seller's or Buyer's right, title and interest in the Rolling Stock is as lessee under a lease, the condition provided for in this Section 16.3.2(b) shall be satisfied if NACoal shall take an assignment of all of Transferor's rights under such lease and NACoal shall assume and be responsible for all of Transferor's obligations under such lease.

6.    The Lignite Sales Agreement, as amended hereby, shall continue and remain in full force and effect.

7.    This Amendment may be executed in one or more counterparts, each of which, by facsimile or otherwise, shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

[Signatures on following page; remainder of page intentionally blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

COYOTE CREEK MINING COMPANY, L.L.C.
By:    /s/ James F. Melchior
Name: James F. Melchior
Title: President
Attest:    /s/ Marylou Lentz
Name: Marylou Lentz

OTTER TAIL POWER COMPANY
By:    /s/ Charles S. MacFarlane
Name: Charles S. MacFarlane
Title: President and CEO
Attest:    /s/ Carol Kocher
Name: Carol Kocher

NORTHERN MUNICIPAL POWER AGENCY
By:    /s/ Tom Larson
Name: Tom Larson
Title: President
Attest:    /s/ Gerald Paul
Name: Gerald Paul

MONTANA-DAKOTA UTILITIES CO.
a Division of MDU Resources Group, Inc.
By:    /s/ David L. Goodin
Name: David L. Goodin
Title: President and CEO
Attest:    /s/ Daniel Kuntz
Name: Daniel Kuntz, Asst. Secretary

NORTHWESTERN CORPORATION
d/b/a NorthWestern Energy
By:    /s/ Robert C. Rowe
Name: Robert C. Rowe
Title: President and CEO
Attest:    /s/ Corrine Dede
Name: Corrine Dede